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EXHIBIT 23
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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

























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NABI
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                             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-10148, No. 33-24117, No. 33-47239, No. 33-75868 and No. 333-2253) and the Registration
Statements on Form S-8 (No. 33-42223, No. 33-42224, No. 33-05219, No. 33-60795,
No. 33-64092, No. 33-65069, No. 333-56037 and No. 333-56071) of Nabi and its
subsidiaries of our report dated March 26, 1999, appearing in this Form 10-K.










/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
March 26, 1999



































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